Public Relations:
pr@overstock.com

Investor Relations:
ir@overstock.com

Overstock.com Reports Q3 2019 Results
Consolidated revenue of $347 million and pre-tax loss of $34.5 million;
Retail adjusted EBITDA of ($0.6) million

SALT LAKE CITY - November 12, 2019 - Overstock.com, Inc. (NASDAQ:OSTK), a tech-driven online retailer and advancer of blockchain technology, today reported financial results for the quarter ended September 30, 2019.

Key Metrics (Q3 2019 vs. Q3 2018):

•	Revenue: $347.1M vs. $440.6M (21% decrease);

•	Gross profit: $69.5M vs. $86.7M (20% decrease);

•	Gross margin: 20.0% vs. 19.7% (35 basis point increase);

•	Sales and marketing expense: $34.2M vs. $55.3M (38% decrease);

•	G&A/Technology expense: $65.5M vs. $79.2M (17% decrease);

•	Pre-tax loss: $34.5M vs. $49.4M ($14.9M improvement);

◦	Pre-tax loss - Retail: $9.3M

◦	Pre-tax loss - tZERO: $13.3M

◦	Pre-tax loss - MVI: $8.5M

◦	Pre-tax loss - Other: $3.5M

•	Net loss*: $30.9M vs. $47.9M ($17.0M improvement);

•	Diluted net loss per share: $0.89/share vs. $1.55/share ($0.66/share improvement);

•	Adjusted EBITDA (non-GAAP financial measure): ($18.0M) vs. ($26.8M) ($8.8M improvement);

◦	Adjusted EBITDA - Retail: ($0.6M)

◦	Adjusted EBITDA - tZERO: ($11.2M)

◦	Adjusted EBITDA - MVI: ($2.7M)

◦	Adjusted EBITDA - Other: ($3.5M)

*Net loss refers to Net loss attributable to stockholders of Overstock.com, Inc.

"The results of our third quarter were in line with our revised guidance," said Overstock CEO Jonathan Johnson. "Our retail business continues its path to sustained profitability, despite a few external headwinds, thanks to the focused leadership of an executive team with a proven track record of success. tZERO continues to reach milestones on its product roadmap, which is no small feat in the highly regulated capital markets environment. Other Medici Ventures companies are bringing their products into production and increasing their leads in their respective verticals. I am eager to talk with our shareholders during today's conference call to discuss the progress the business is making. On the call, I will also talk about the status of the digital dividend and the book of patents that our industry-leading retail and blockchain businesses have quietly built. The focus of the leadership teams within Overstock has me excited for our coming quarters."

The company will hold a conference call and webcast to discuss our Q3 2019 financial results Tuesday, November 12, 2019, at 8:30 a.m. ET.

Webcast Information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 2087933 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 and enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Tuesday, November 12, 2019, through 11:30 a.m. ET on Tuesday, November 26, 2019. To listen to the recorded webcast by phone, dial (855) 859-2056 and enter the conference ID provided above. Outside the U.S. or Canada, dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email questions in advance of the call to ir@overstock.com.

Key Financial and Operating Metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure in assessing the company and its financial results.

Total net revenue - Total net revenue was $347.1 million and $440.6 million for Q3 2019 and 2018, respectively, a 21% decrease. This decrease was primarily due to decreased product sales that resulted from a significant reduction in sales and marketing activities, as described below, which was part of our effort to return to retail profitability. In January 2018, we shifted our retail strategy to aggressively pursue revenue growth and new customers with a large increase in sales and marketing expenses. We discontinued this strategy in August 2018 and have returned to a more disciplined approach to marketing. In addition, we have seen our revenues negatively impacted due to increased tariffs on goods manufactured in China, search traffic taking longer than expected to translate into purchasing customers, waning consumer confidence decreasing conversion on high dollar purchases industry wide, and other more general decreases in conversion.

Gross profit - Gross profit was $69.5 million and $86.7 million for Q3 2019 and 2018, respectively, a 20% decrease, representing 20.0% and 19.7% gross margin for those respective periods. The decrease in gross profit was primarily due to the decrease in net revenue in the retail business described above. The increase in gross margin was primarily due to improvements in our promotional pricing strategy and a higher proportion of our revenue coming from marketplace sales, which we recognize on a net basis. These increases to gross margin were partially offset by increased freight costs resulting from the business closure of one of our freight carriers, cancellation of services with a freight carrier that failed to deliver acceptable service levels, and an increase in volume of large package shipments.

Sales and marketing expenses - Sales and marketing expenses totaled $34.2 million and $55.3 million for Q3 2019 and 2018, respectively, a 38% decrease, representing 9.9% and 12.6% of total net revenue for those respective periods. This decrease in sales and marketing expenses was primarily due to our return to our historical focus on operational efficiency as we have shifted away from our aggressive retail marketing strategy from early 2018. As part of this effort, we significantly reduced spending in the sponsored search and display ads on social media marketing channels.

Technology expenses - Technology expenses totaled $32.8 million and $33.9 million in Q3 2019 and 2018, respectively, a 3% decrease, representing 9.4% and 7.7% of total revenue for those respective periods. The decrease was primarily due to a $435,000 decrease in outside service costs and a $413,000 decrease in technology licenses and maintenance costs.

General and administrative ("G&A") expenses - G&A expenses totaled $32.7 million and $45.4 million in Q3 2019 and 2018, respectively, a 28% decrease, representing 9.4% and 10.3% of total revenue for those respective periods. The decrease was primarily due to $10.8 million in special legal costs in Q3 2018 related to our gift card escheatment case in Delaware and capital raising efforts. In addition, we had a $1.8 million decrease in consulting expenses, an $862,000 decrease in staff-related costs, and an $834,000 decrease in travel expenses. These decreases were partially offset by a $1.4 million impairment charge on certain intangible assets and an $844,000 increase in corporate insurance costs.

Other expense, net - Other expense, net totaled $4.8 million and $1.8 million for Q3 2019 and 2018, respectively. The increase was primarily due to a $3.6 million increase in non-cash losses on equity holdings and other assets.

Net cash used in operating activities - Net cash used in operating activities was $89.2 million and $120.3 million for the nine months ended September 30, 2019 and 2018, respectively. The $31.1 million improvement was primarily due to decreased losses.

Free cash flow (a non-GAAP financial measure) - Free cash flow was ($107.1) million and ($141.0) million for the nine months ended September 30, 2019 and 2018, respectively. The $33.9 million improvement was due to a $31.1 million improvement in operating cash flow and a $2.8 million decrease in capital expenditures.

Cash - We had cash and cash equivalents of $83.5 million and $141.5 million at September 30, 2019 and December 31, 2018, respectively. The decrease was primarily due to funding of operating losses, partially offset by $52.1 million net proceeds received from an "at-the-market" offering during the first half of 2019.

Non-GAAP Financial Presentation
We are providing certain non-GAAP financial measures in this release because we believe that these figures are helpful in allowing investors to more accurately assess the ongoing nature of our operations and measure our performance more consistently across periods. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The tables at the end of this release provide reconciliations of these non-GAAP items to the most nearly equivalent GAAP measures, our rationale and a discussion of the limitations of these non-GAAP measures.

About Overstock.com
Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. It’s leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com. O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. O.biz and Space Shift are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

#####

This press release and the November 12, 2019 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the results of our ongoing review of strategic initiatives, adverse tax, regulatory or legal developments, competition, any inability to raise capital or borrow funds in a timely manner or on acceptable terms, and our ability and timing to complete our previously-announced dividend payable in shares of our Series A-1 Preferred Stock. Other risks and uncertainties include, among others, the risks of the businesses Medici Ventures and tZERO are pursuing, including whether tZERO's joint venture with Box Digital Markets, LLC, will be able to achieve its objectives and the timing for doing such, the effect of the departure of key business personnel, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2018, our Form 10-Q for the quarter ended March 31, 2019, our Form 10-Q for the quarter ended June 30, 2019, and our Form 10-Q for the quarter ended September 30, 2019, which were filed with the Securities and Exchange Commission on March 18, 2019, May 9, 2019, August 8, 2019, and November 12, 2019, respectively, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, 10-Q's, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$83,546	$141,512
Restricted cash	2,251	1,302
Accounts receivable, net	22,407	35,930
Inventories, net	7,244	14,108
Prepaids and other current assets	18,233	22,415
Total current assets	133,681	215,267
Property and equipment, net	132,696	134,687
Intangible assets, net	12,879	13,370
Goodwill	27,120	22,895
Equity securities	41,713	60,427
Operating lease right-of-use assets	43,266	—
Other long-term assets, net	8,446	14,573
Total assets	$399,801	$461,219
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$60,557	$102,574
Accrued liabilities	79,440	87,858
Deferred revenue	40,512	50,578
Operating lease liabilities, current	5,725	—
Other current liabilities	489	476
Total current liabilities	186,723	241,486
Long-term debt, net	—	3,069
Operating lease liabilities, non-current	42,510	—
Other long-term liabilities	1,616	5,958
Total liabilities	230,849	250,513
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A, issued and outstanding - 0 and 127	—	—
Series A-1, issued and outstanding - 3,702 and 0 (including 3,577 shares declared as a stock dividend, not yet distributed)	—	—
Series B, issued and outstanding - 357 and 355	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 38,565 and 35,346
Outstanding shares - 35,242 and 32,146	3	3
Additional paid-in capital	726,132	657,981
Accumulated deficit	(553,335)	(458,897)
Accumulated other comprehensive loss	(572)	(584)
Treasury stock at cost - 3,323 and 3,200	(68,773)	(66,757)
Equity attributable to stockholders of Overstock.com, Inc.	103,455	131,746
Equity attributable to noncontrolling interests	65,497	78,960
Total stockholders' equity	168,952	210,706
Total liabilities and stockholders' equity	$399,801	$461,219

Overstock.com, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue, net
Retail	$340,798	$435,775	$1,070,898	$1,353,454
Other	6,301	4,805	17,639	15,590
Total net revenue	347,099	440,580	1,088,537	1,369,044
Cost of goods sold
Retail	272,545	350,651	858,169	1,085,483
Other	5,006	3,213	13,797	11,233
Total cost of goods sold	277,551	353,864	871,966	1,096,716
Gross profit	69,548	86,716	216,571	272,328
Operating expenses:
Sales and marketing	34,215	55,312	102,252	226,942
Technology	32,782	33,880	101,368	97,597
General and administrative	32,681	45,356	104,877	116,551
Total operating expenses	99,678	134,548	308,497	441,090
Operating loss	(30,130)	(47,832)	(91,926)	(168,762)
Interest income	449	383	1,482	1,547
Interest expense	(57)	(101)	(289)	(1,370)
Other expense, net	(4,781)	(1,848)	(14,048)	(1,489)
Loss before income taxes	(34,519)	(49,398)	(104,781)	(170,074)
Provision (benefit) from income taxes	23	(141)	279	(445)
Net loss	$(34,542)	$(49,257)	$(105,060)	$(169,629)
Less: Net loss attributable to noncontrolling interests	(3,604)	(1,334)	(10,197)	(5,886)
Net loss attributable to stockholders of Overstock.com, Inc.	$(30,938)	$(47,923)	$(94,863)	$(163,743)
Net loss per common share—basic:
Net loss attributable to common shares—basic	$(0.89)	$(1.55)	$(2.74)	$(5.47)
Weighted average common shares outstanding—basic	35,241	30,279	34,289	29,256
Net loss per common share—diluted:
Net loss attributable to common shares—diluted	$(0.89)	$(1.55)	$(2.74)	$(5.47)
Weighted average common shares outstanding—diluted	35,241	30,279	34,289	29,256

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(105,060)	$(169,629)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	19,387	19,437
Amortization of intangible assets	3,646	3,596
Non-cash operating lease cost	4,940	—
Stock-based compensation to employees and directors	13,623	11,654
Deferred income taxes, net	(26)	(383)
Gain on sale of cryptocurrencies	(311)	(8,412)
Impairment of cryptocurrencies	318	9,641
Impairment of equity securities	6,964	511
Losses on equity method securities	4,922	2,504
Impairments on intangible assets	1,406	—
Other non-cash adjustments	1,997	(1,480)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	12,858	(73)
Inventories, net	6,864	(1,833)
Prepaids and other current assets	5,473	(4,806)
Other long-term assets, net	(1,046)	(4,120)
Accounts payable	(42,110)	7,143
Accrued liabilities	(8,683)	18,044
Deferred revenue	(10,066)	(1,511)
Operating lease liabilities	(4,086)	—
Other long-term liabilities	(205)	(583)
Net cash used in operating activities	(89,195)	(120,300)
Cash flows from investing activities:
Purchase of intangible assets	—	(9,583)
Purchase of equity securities	(5,106)	(43,670)
Proceeds from sale of equity securities	7,082	—
Disbursement of notes receivable	(3,250)	(2,700)
Acquisitions of businesses, net of cash acquired	4,886	(12,912)
Expenditures for property and equipment	(17,902)	(20,677)
Other investing activities, net	31	34
Net cash used in investing activities	(14,259)	(89,508)
Cash flows from financing activities:
Payments on long-term debt	(3,141)	(40,000)
Proceeds from issuance and exercise of stock warrants	—	50,587
Proceeds from security token offering, net of offering costs and withdrawals	—	82,610
Proceeds from sale of common stock, net of offering costs	52,112	94,624
Paid in capital for noncontrolling interest	—	6,700
Payments of taxes withheld upon vesting of restricted stock	(1,373)	(4,574)
Other financing activities, net	(1,161)	(372)
Net cash provided by financing activities	46,437	189,575
Net decrease in cash, cash equivalents and restricted cash	(57,017)	(20,233)
Cash, cash equivalents and restricted cash, beginning of period	142,814	203,670
Cash, cash equivalents and restricted cash, end of period	$85,797	$183,437
Continued on the following page

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,
	2019	2018
Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest paid, net of amounts capitalized	$218	$1,232
Income taxes paid (refunded), net	(469)	59
Non-cash investing and financing activities:
Property and equipment financed through accounts payable and accrued liabilities	$227	$731
Acquisition of assets through stock issuance	—	4,430
Common stock repurchased through business combination	643	—
Receivables converted to equity security	1,024	200
Deposit applied to business combination purchase price	7,347	—
Equity method security applied to business combination purchase price	3,800	—
Recognition of right-of-use assets upon adoption of ASC 842	30,968	—

Segment Financial Information

Segment information has been prepared in accordance with ASC Topic 280 Segment Reporting. We determined our segments based on how we manage our business. In the fourth quarter of 2018, we completed our review of our segment reporting and in light of a strategic shift in our Chief Operating Decision Maker's long-term strategic focus for our organization, we no longer consider the split of retail direct and retail partner as a distinct and relevant measure of our business. Accordingly, Direct and Partner are no longer considered separate reportable segments but are included under Retail in our Business Segment disclosures. Beginning in the first quarter of 2019, we began allocating corporate support costs (administrative functions such as finance, human resources, and legal) to our operating segments based on their estimated usage and based on how we manage our business. Comparative prior year information has not been recast and as a result our corporate support costs for those comparative prior periods remain allocated to our Retail segment. Our Medici business includes two reportable segments, tZERO and the unconsolidated financial information for Medici Ventures ("MVI"). MVI consists of the Medici business not associated with tZERO or Medici Land Governance ("MLG"). We use pre-tax net income (loss) as the measure to determine our reportable segments. As a result, the MLG portion of our Medici business is not significant as compared to our Retail, tZERO, and MVI segments. Our Other segment consists of MLG and our unallocated corporate support costs.

Our Retail segment primarily consists of amounts earned through e-commerce sales through our Website, excluding intercompany transactions eliminated in consolidation.

Our tZERO segment primarily consists of amounts earned through securities transactions through our broker-dealers and costs incurred to execute our tZERO business initiatives, excluding intercompany transactions eliminated in consolidation.

Our MVI segment primarily consists of costs incurred to develop and advance the concept of a "Technology Stack for Civilization", excluding intercompany transactions eliminated in consolidation.

The following table summarizes information about reportable segments and includes a reconciliation to consolidated net loss (in thousands):

	Three months ended September 30,
	Retail	tZERO	MVI	Other	Total
2019
Revenue, net	$340,798	$5,662	$639	$—	$347,099
Cost of goods sold	272,545	4,367	639	—	277,551
Gross profit	$68,253	$1,295	$—	$—	$69,548
Operating expenses (1)	77,641	14,114	4,427	3,496	99,678
Interest and other income (expense), net (2)	137	(475)	(4,057)	6	(4,389)
Pre-tax loss	$(9,251)	$(13,294)	$(8,484)	$(3,490)	(34,519)
Provision for income taxes					23
Net loss (3)					$(34,542)

2018
Revenue, net	$435,775	$4,338	$467	$—	$440,580
Cost of goods sold	350,651	2,746	467	—	353,864
Gross profit	$85,124	$1,592	$—	$—	$86,716
Operating expenses	124,571	7,235	1,845	897	134,548
Interest and other income (expense), net (2)	(515)	96	(1,147)	—	(1,566)
Pre-tax loss	$(39,962)	$(5,547)	$(2,992)	$(897)	(49,398)
Benefit from income taxes					(141)
Net loss (3)					$(49,257)

	Nine months ended September 30,
	Retail	tZERO	MVI	Other	Total
2019
Revenue, net	$1,070,898	$15,709	$1,930	$—	$1,088,537
Cost of goods sold	858,169	11,867	1,930	—	871,966
Gross profit	$212,729	$3,842	$—	$—	$216,571
Operating expenses (1)	244,571	41,410	11,583	10,933	308,497
Interest and other income (expense), net (2)	312	(1,098)	(12,068)	(1)	(12,855)
Pre-tax loss	$(31,530)	$(38,666)	$(23,651)	$(10,934)	$(104,781)
Provision for income taxes					279
Net loss (3)					$(105,060)

2018
Revenue, net	$1,353,454	$14,080	$1,510	$—	$1,369,044
Cost of goods sold	1,085,483	9,723	1,510	—	1,096,716
Gross profit	$267,971	$4,357	$—	$—	$272,328
Operating expenses	399,540	33,119	6,445	1,986	441,090
Interest and other income (expense), net (2)	654	513	(2,479)	—	(1,312)
Pre-tax loss	$(130,915)	$(28,249)	$(8,924)	$(1,986)	(170,074)
Benefit from income taxes					(445)
Net loss (3)					$(169,629)
__________________________________________

(1)
Corporate support costs for three months ended September 30, 2019 have been allocated $9.4 million, $1.3 million, $0.9 million, and $1.8 million to Retail, tZERO, MVI, and Other, respectively. Unallocated corporate support costs of $1.3 million are included in Other. Corporate support costs for the nine months ended September 30, 2019 have been allocated $31.5 million, $4.5 million, $3.1 million and $5.8 million to Retail, tZERO, MVI, and Other, respectively. Unallocated corporate support costs of $4.5 million are included in Other.

(2)
Excludes intercompany transactions eliminated in consolidation, which consist primarily of service fees and interest. The net amounts of these intercompany transactions were $739,000 and $539,000 for the three months ended September 30, 2019 and 2018 and $1.7 million and $3.0 million for the nine months ended September 30, 2019 and 2018.

(3)	Net loss presented for segment reporting purposes is before any adjustments attributable to noncontrolling interests.

Non-GAAP Financial Measure Reconciliations

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We have included Adjusted EBITDA in this earnings release because it reflects an additional way of viewing the operating performance at both the consolidated and segment level that is used internally in analyzing our financial results and that we believe is useful to investors as a supplement to GAAP measures in evaluating our ongoing operational performance. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. We have provided a reconciliation below of our segment and consolidated Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. Adjusted EBITDA has limitations such as:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect stock-based compensation and related taxes;

•	Adjusted EBITDA does not reflect adjustments related to the carrying values of our equity interests in unconsolidated entities;

•	Adjusted EBITDA does not reflect interest expenses associated with our borrowings;

•	Adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to us;

•	Adjusted EBITDA does not reflect changes in our working capital; and

•	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) for each of the periods indicated (in thousands):

	Three months ended September 30,
	2019	2018
Adjusted EBITDA
Retail	$(575)	$(20,160)
tZERO	(11,233)	(4,056)
MVI	(2,691)	(1,691)
Other	(3,461)	(897)
Adjusted EBITDA	(17,960)	(26,804)
Less: Special items (see table below)	185	10,783
Less: Depreciation and amortization	7,518	7,999
Less: Stock-based compensation	4,467	2,246
Less: Interest income, net	(392)	(282)
Less: Other expense, net (1)	4,781	1,848
Less: Provision (benefit) for income taxes	23	(141)
Net loss	$(34,542)	$(49,257)

Special items:
Impairment on intangible assets	$1,406	$—
Special legal expenses (2)	(1,221)	10,783
	$185	$10,783

	Nine months ended September 30,
	2019	2018
Adjusted EBITDA
Retail	$(1,452)	$(94,681)
tZERO	(33,169)	(18,013)
MVI	(9,285)	(5,583)
Other	(10,859)	(1,961)
Adjusted EBITDA	(54,765)	(120,238)
Less: Special items (see table below)	1,942	13,837
Less: Depreciation and amortization	21,596	23,033
Less: Stock-based compensation	13,623	11,654
Less: Interest income, net	(1,193)	(177)
Less: Other expense, net (1)	14,048	1,489
Less: Provision (benefit) for income taxes	279	(445)
Net loss	$(105,060)	$(169,629)

Special items:
Cryptocurrency impairments and gains on sale, net	$—	$443
Impairment on intangible assets	1,406	—
Special legal expenses (2)	(1,221)	11,794
Severance	1,757	1,600
	$1,942	$13,837
__________________________________________

(1)
Other expense, net for the three months ended September 30, 2019 includes $5.3 million of non-cash losses on equity holdings and other assets. Other expense, net for the nine months ended September 30, 2019 includes $15.2 million of non-cash losses on equity holdings and other assets.

(2)	Special legal expenses include charges and credits associated with our gift card escheatment case in Delaware and legal fees associated with pursuing our strategic alternatives.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile below to "Net cash provided by (used in) operating activities," the nearest GAAP financial measure, is net cash provided by (used in) operating activities reduced by "Expenditures for fixed assets, including internal-use software and website development." We believe that net cash provided by (used in) operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. We believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments after purchases of fixed assets. Free cash flow measures have limitations as they omit certain components of the overall consolidated statement of cash flows and do not represent the residual cash flow available for discretionary expenditures. Free cash flow should not be considered a substitute for net income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows as reconciled below (in thousands):

	Nine months ended September 30,
	2019	2018
Net cash used in operating activities	$(89,195)	$(120,300)
Expenditures for property and equipment	(17,902)	(20,677)
Free cash flow	$(107,097)	$(140,977)

Contribution and Contribution Margin

Contribution and contribution margin (non-GAAP financial measures, which we reconcile to "Gross Profit" in our consolidated statement of operations) consist of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provide management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses, while reflecting the selling costs we incurred to generate our revenues. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or all non-operating income and expenses. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Our calculation of our contribution and contribution margin is set forth below (in thousands):

	Three months ended September 30,
	Retail	Other (1)	Total
2019
Total net revenue	$340,798	$6,301	$347,099
Cost of goods sold	272,545	5,006	277,551
Gross profit	68,253	1,295	69,548
Less: Sales and marketing expense	33,551	664	34,215
Contribution	$34,702	$631	$35,333
Contribution margin	10.2%	10.0%	10.2%

2018
Total net revenue	$435,775	$4,805	$440,580
Cost of goods sold	350,651	3,213	353,864
Gross profit	85,124	1,592	86,716
Less: Sales and marketing expense	55,183	129	55,312
Contribution	$29,941	$1,463	$31,404
Contribution margin	6.9%	30.4%	7.1%

	Nine months ended September 30,
	Retail	Other (1)	Total
2019
Total net revenue	$1,070,898	$17,639	$1,088,537
Cost of goods sold	858,169	13,797	871,966
Gross profit	212,729	3,842	216,571
Less: Sales and marketing expense	100,429	1,823	102,252
Contribution	$112,300	$2,019	$114,319
Contribution margin	10.5%	11.4%	10.5%

2018
Total net revenue	$1,353,454	$15,590	$1,369,044
Cost of goods sold	1,085,483	11,233	1,096,716
Gross profit	267,971	4,357	272,328
Less: Sales and marketing expense	222,846	4,096	226,942
Contribution	$45,125	$261	$45,386
Contribution margin	3.3%	1.7%	3.3%
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(1)	Other includes our tZERO, MVI, and Other reportable segments.